Exhibit 10.9

                             SUPPLEMENTAL AGREEMENT

     This Supplemental Agreement is entered into as of this 12th day of January, 2007 by and among (i) Star Maritime Acquisition Corp. ("Star Maritime"), a Delaware corporation, (ii) Star Bulk Carriers Corp. ("Star Bulk"), a Marshall Islands corporation wholly-owned by Star Maritime, for itself individually and for/on behalf of each of the Buyers (as hereinafter defined), and (iii) TMT Co., Ltd. ("TMT"), a Taiwan corporation, for itself individually and for/on behalf of each of the Sellers (as hereinafter defined).

     Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Schedule 1 hereto.

     The purpose of this Supplement Agreement is, inter alia, to provide for the timing of the delivery of, and payment of the consideration for, the Vessels as provided for under the MOAs which are being concurrently executed and delivered herewith.

     In consideration of the premises, the parties hereto agree as follows:

     1. If the Merger and the acquisition by Star Bulk of the Vessels are not approved by the requisite vote of the stockholders of Star Maritime on the Proxy Vote Date, the MOAs and this Supplemental Agreement shall be deemed terminated, cancelled and of no further force and effect, in each case with any further action required of the parties.

     2. If the Merger and the acquisition by Star Bulk of the Vessels are approved by the requisite vote of the Star Maritime stockholders on the Proxy Vote Date, Star Maritime and Star Bulk shall proceed forthwith to take all actions necessary to implement the Merger on or before the Effective Date of Merger.

     3. Star Bulk shall purchase the Vessels for the Aggregate Purchase Price, which consists of two components: (1) the Stock Consideration and (2) the Cash Consideration. The Aggregate Purchase Price shall be paid as follows:

          (i) first, in the form of the Stock Consideration (which shall be issued to TMT, not in its individual capacity but solely as agent for each of the applicable Sellers, concurrently with the Merger); and

          (ii) second, only after Vessels with an aggregate value (as set forth in Schedule 2 hereto) that equals the aggregate value of the Stock Consideration (the "Stock Consideration Threshold") have been delivered, in the form of the Cash Consideration.

          If a Vessel is delivered whose value, together with all previous Vessels delivered, exceeds the Stock Consideration Threshold, the remaining portion of the allocated Aggregate Purchase Price for such Vessel and any other remaining Vessels shall be paid in the form of Cash Consideration upon delivery of each such Vessel (allocated as per Schedule 2 hereto).

     4. As the 100% parent of each of the Sellers and the Buyers, respectively, TMT and Star Maritime hereby guarantees the due and punctual performance of each of the Sellers and the Buyers, respectively, under the relevant MOA.

     5. The Vessels, on delivery under the MOAs, shall be operated either on a spot basis or subject to term employment called for, with minimum terms and aggregate minimum daily hire rate, as provided for in
          Schedule 4. Term employment shall be with first class charterers and otherwise shall contain standard industry terms for employment of such Vessels and also a charter clause and a form of novation agreement, both substantially in the forms attached hereto as Exhibit A and B, respectively. TMT undertakes to procure such term employment by the Sellers with a third party or, in the case of the Mommy Duckling and, at its sole option, one of C Duckling, F Duckling, G Duckling or I Duckling, with itself as charterer, as soon as possible but no later than thirty (30) days from the date of this Supplemental Agreement or to pay Star Bulk the difference between the aggregate daily hire rate so fixed and the aggregate minimum daily hire rate provided for in
          Schedule 4 (which aggregate daily hire rate difference shall be calculated from the time of delivery of all such Vessels under the
          MOAs) during the relevant minimum employment term set forth in
          Schedule 4 (which minimum employment term shall be measured from the date of delivery of the applicable Vessel to its charterers under the applicable charter). Should TMT be unable to secure a novation agreement substantially in the form attached hereto as Exhibit B with respect to A Duckling prior to or at delivery of the Vessel, the Buyer shall, concurrent with delivery, time charter the Vessel to TMT or an affiliate designee of TMT on the same terms and conditions as the Vessel's current time charter term employment.

     6. If any of the Sellers is unable to deliver its Vessel pursuant to and in compliance with the terms of its MOA, Star Bulk and TMT shall confer and cooperate to identify mutually acceptable replacement vessel and enter into a binding purchase agreement for such replacement vessel within forty-five (45) days from the required delivery date of the Vessel being replaced. Should the purchase price (based on prevailing market rates) of any replacement vessel be higher than the the portion of the Aggregate Purchase Price allocated to the Vessel being replaced, Star Bulk hereby agrees to pay TMT or its nominee in cash such price difference, which payment shall be made concurrently with delivery of the replacement Vessel. Should the purchase price (based on prevailing market rates) of any replacement vessel be lower than the Aggregate Purchase Price allocated to the Vessel being replaced, TMT hereby agrees to pay in cash to Star Bulk such price difference, which payment shall be made concurrently with delivery of the replacement Vessel. If a binding purchase agreement for a replacement vessel is not entered into within the required forty-five (45) days period, Star Bulk/Buyer shall have the right to terminate the MOA for the Vessel being replaced whereupon neither party to such MOA shall have any rights or liabilities thereunder.

     7. This Supplemental Agreement shall be governed and construed in accordance with Title 9 of the United States Code and the law of the State of New York and should any dispute arise under this Supplemental Agreement the matter in dispute shall be referred to three persons at New York, one to be appointed by Star Maritime and Star Bulk and one to be appointed by TMT, and the third by the two so chosen; their decision or that of any two of them shall be final and for the purpose of enforcing of any award, this Supplemental Agreement may be made a rule of the court. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. in New York.

     8. In the event of any conflict between the provisions of any MOA and this Supplemental Agreement, the provisions of this Supplement Agreement shall prevail.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be executed and delivered as of this date first indicated above by these duly authorized officers or representatives.


                                    STAR MARITIME ACQUISITION CORP.

                                    By: /s/ Nobu Su
                                        ---------------------------------
                                        Name:
                                        Title:


                                    STAR BULK CARRIERS CORP.,
                                        for itself individually and for/on
                                        behalf of each of the Buyers

                                    By: /s/ Prokopios Tsirigakis
                                        ---------------------------------
                                        Name:
                                        Title:


                                    TMT CO., LTD.,
                                        for itself individually and for/on
                                        behalf of each of the Sellers

                                    By: /s/ Prokopios Tsirigakis
                                        ---------------------------------
                                        Name:
                                        Title:

                                                                      SCHEDULE 1

                                   DEFINITIONS

     As used in the Supplemental Agreement to which this Schedule 1 is attached, the following terms have the meanings set forth below:

"Aggregate Purchase Price"        shall mean $345,237,520.

"Buyers" shall mean, collectively, Star Bulk and those entities wholly-owned by Star Bulk for and on behalf of which Star Bulk is purchasing the Vessels.

"Cash Consideration"              shall mean $ 224,499.998.65.

"Effective Date of Merger"        shall mean the date, which shall not more than
                                  15 days of the Proxy Vote Date approving the Merger, on which the merger of Star Maritime into Star Bulk becomes effective under the Marshall Islands law.

"Merger" shall mean the business combination of Star Maritime with Star Bulk effected by way of a merger in which Star Bulk is the surviving corporation.

"Proxy Vote Date"                 shall mean the date on which the proposed
                                  merger of Star Maritime into Star Bulk is submitted for vote of the shareholders of Star
                                  Maritime.

"MOAs" shall mean, collectively, the memoranda of agreement listed and described in Schedule 3.

"Sellers"                         shall mean, collectively, those entities
                                  wholly-owned by TMT and identified as sellers of the Vessels in the MOAs listed on Schedule
                                  3.

"Stock Consideration"             shall mean 12,537,645 shares of common stock,
                                  par value $0.01 per share, of the Star Bulk, equivalent to $120,737,521.35.

"Stock Consideration Threshold"   shall have the meaning set forth in Section
                                  3(ii).

"Vessels"                         shall mean, collectively, the vessels listed
                                  on Schedule 2 and to be delivered under the MOAs listed on Schedule 3.

                                                                      SCHEDULE 2

                       AGGREGATE PURCHASE PRICE ALLOCATION
                       -----------------------------------

                Vessel Name                     Price Allocation
                -----------                     ----------------
                A DUCKLING                        $59,329,707.14
                B DUCKLING                         61,375,559.11
                C DUCKLING                         43,474,354.37
                F DUCKLING                         40,917,039.41
                G DUCKLING                         40,917,039.41
                I DUCKLING                         42,451,428.39
                J DUCKLING                         43,985,817.36
                MOMMY DUCKLING                     12,786,574.81

                    Aggregate Purchase Price:    $345,237,520.00

                                                                      SCHEDULE 3

                             MEMORANDA OF AGREEMENT

Memorandum of Agreement relating to the A Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and A Duckling Corporation, as seller.

Memorandum of Agreement relating to the B Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and B Duckling Corporation, as seller.

Memorandum of Agreement relating to the C Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and C Duckling Corporation, as seller.

Memorandum of Agreement relating to the F Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and F Duckling Corporation, as seller.

Memorandum of Agreement relating to the G Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and G Duckling Corporation, as seller.

Memorandum of Agreement relating to the I Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and I Duckling Corporation, as seller.

Memorandum of Agreement relating to the J Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and J Duckling Corporation, as seller.

Memorandum of Agreement relating to the Mommy Duckling dated January 12, 2007 between Star Bulk Carriers Corp., as buyer, and Mommy Management Corp., as seller.

                                                                      SCHEDULE 4

                     Contract Type/
Vessel               Minimum Term Employment            Targeted Daily Hire Rate
------               -----------------------            ------------------------

A DUCKLING           Time Charter/3 Years               $47,000

C DUCKLING           Time Charter/1 Year                $28,500

F DUCKLING           Time Charter/2 Years               $24,500

G DUCKLING           Time Charter/2 Years               $24,500

I DUCKLING           Time Charter/1 Year                $28,500

MOMMY DUCKLING       Time Charter/1 Year                $18,000

                   Aggregate Minimum Daily Hire Rate:   $171,000

B DUCKLING           Spot                               N/A

J DUCKLING           Spot                               N/A

                                                                       EXHIBIT A

                             FORM OF CHARTER CLAUSE

The [Charterer] hereby acknowledges that the [Owner] or its parent, TMT CO., LTD., a Taiwan corporation (or "TMT"), may transfer the Vessel to STAR BULK CARRIERS CORP., a Marshall Islands corporation ("Star Bulk") or a wholly-owned subsidiary of Star Bulk, and further agrees to consent to such sale and enter into a novation agreement, substantially in the form attached hereto as Exhibit [__], pursuant to which the [Owner] will transfer all of its rights, liabilities, duties and obligations with respect to the [Charterer] under [the Charter Agreement] with effect from and including the date of the delivery of the Vessel to Star Bulk or a wholly-owned subsidiary of Star Bulk.

                                                                       EXHIBIT B

                           FORM OF NOVATION AGREEMENT

                                    [FORM OF]
                               NOVATION AGREEMENT

     THIS NOVATION AGREEMENT (this "Agreement") is made and entered into as of [_________], 2007, by and among [___________________], a [______________]
corporation (the "Transferor"), [___________________], a company incorporated under the laws of [____________] and the charterer of the Vessel (the "Charterer") and [______________], a Marshall Islands corporation (the "Transferee").

                                   WITNESSETH:

     WHEREAS, the Transferor owns the [______________], a drybulk carrier with a cargo-carrying capacity of [__________] deadweight tons (the "Vessel");

     WHEREAS, the Vessel is to be sold by the Transferor to the Transferee pursuant to a memorandum of agreement dated January [__], 2007 (the "MOA");

     WHEREAS, the Transferor and the Charterer are parties to a charter agreement, dated [_________], 2007, for the charter of the Vessel (the "Charter Agreement");

     WHEREAS, the Transferor desires to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of all the rights, liabilities, duties and obligations of the Transferor with respect to the Charterer under the Charter Agreement with effect from and including the date of the delivery of the Vessel to the Transferee (the "Novation Date");

     WHEREAS, the Transferor desires to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation, of all the rights, liabilities, duties and obligations of the Transferor with respect to the Charterer under the Charter Agreement with effect from and including the Novation Date; and

     WHEREAS, the Charterer desires to consent to the Transferor's sale of the Vessel pursuant to the MOA and transfers by novation to the Transferee of all the rights, liabilities, duties and obligations of the Transferor with respect to the Charterer under the Charter Agreement with effect from and including the Novation Date.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

1.   Novation

With effect from and including the Novation Date:

     (a) the Charterer consents to the Transferor's sale of the Vessel to the Transferee pursuant to the MOA, the change of the Vessel's flag to the Republic of the Marshall Islands and the change of the Vessel's name as directed by the Transferee;

     (b) the Charterer releases the Transferor from the Transferor' obligations and liabilities to the Charterer under the Charter Agreement arising on or after the Novation Date and which relate to the period commencing from the Novation Date, such release and discharge being without prejudice to the obligations and liabilities of the Transferee to the Charterer pursuant to the Charter Agreement;

     (c) the Transferee agrees with the Transferor and the Charterer to assume all the rights, title, benefit, interest, liabilities and obligations of the Transferor in and under the Charter Agreement, in lieu of the Transferor, arising on or after the Novation Date and which relate to the period commencing from the Novation Date and hereby undertakes to observe and perform in favor of and for the benefit of the Charterer all such obligations and liabilities arising on or after the Novation Date and which relate to the period commencing from the Novation Date;

     (d) the Charterer agrees with the Transferee to observe and perform in favor of and for the benefit of the Transferee, in lieu of the Transferor, all of their obligations and liabilities under the Charter Agreement arising on or after the Novation Date and which relate to the period commencing from the Novation Date;

     (e) the Charterer expressly consents to and accept the assumption by the Transferee of the rights, title, benefit, interest, obligations and liabilities of the Transferor under the Charter Agreement, in lieu of the Transferor, arising on or after the Novation Date and which relate to the period commencing from the Novation Date and agrees that any actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever arising on or after the Novation Date shall be made against the Transferee and not the Transferor;

     (f) the Transferor agrees at all times to keep the Transferee, its successors and assigns fully indemnified against all actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever (other than indirect, consequential, punitive or special damages), made against the Transferee, its successors and assigns or for which the Transferee, its successors and assigns may be held liable in relation to such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of the Transferor accrued or existing prior to the Novation Date. The Transferee shall give the Transferor prompt written notice of any such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever, which the Transferee believes will give rise to indemnification by the Transferor under this paragraph and the Transferor shall have the right to defend and to direct the defense against any such claim, suit or demand, in the Transferor's name at the Transferor's expense and with counsel of Transferor's own choosing, which counsel shall be reasonably satisfactory to the Transferee; provided that such claim, suit or demand would not adversely affect any rights of the Transferee or the ownership and operation of the Vessel; and

     (g) the Transferee agrees at all times to keep the Transferor, its successors and assigns fully indemnified against all actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever (other than indirect, consequential, punitive or special damages), made against the Transferor, its successors and assigns or for which the Transferor, its successors and assigns may be held liable in relation to such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of the Transferee accrued or existing on or after the Novation Date. The Transferor shall give the Transferee prompt written notice of any such actions, proceedings, demands, claims, liabilities, damages, costs and expenses of any nature whatsoever, which the Transferor believes will give rise to indemnification by the Transferee under this paragraph and the Transferee shall have the right to defend and to direct the defense against any such claim, suit or demand, in the Transferee's name at the Transferee's expense and with counsel of Transferee's own choosing, which counsel shall be reasonably satisfactory to the Transferor; provided that such claim, suit or demand would not adversely affect any rights of the Transferor.

2.   Representations and Warranties.

Each party represents to the other party that:

     (a) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (b) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

     (c) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (d) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

     (e) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

     (f) Absence of Certain Events. No event of default or potential event of default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement;

     (g) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement; and

     (h) Other Parties. As of the Novation Date, no other party has any interest or obligation in or under the Charter Agreement.

3.   Miscellaneous.

3.1 Amendments. No amendment, modification or waiver in respect of the Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

3.2 Dispute Resolution, Governing Law and Jurisdiction. Any dispute, action or proceeding arising in connection with this Agreement or the performance hereof shall be governed by the relevant dispute resolution, governing law and jurisdiction provisions of the Charter Agreement to which this Agreement is annexed, which provisions are hereby incorporated herein by reference and shall have the same force and effect as if fully set forth herein.

3.3 Waiver of Jury Trial. The parties waive, to the fullest extent permitted by applicable law, any right they may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. The parties certify that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and acknowledge that they have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.4.

3.4 Further Assurances and Other Matters. The parties agree, upon the request of any other party, at any time and from time to time, promptly to execute and deliver all such further documents, promptly to take and forbear from all such action, and obtain all approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary or reasonably appropriate in order to carry out the provisions of this Agreement.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed in one or more counterparts and will be deemed effective when each of the parties shall have executed a copy hereof.

[TRANSFEROR]                            [CHARTERER]


By:                                     By:
   -----------------------------------     -------------------------------------
   Name:                                   Name:
   Title:                                  Title:

[TRANSFEREE]


By:
   -----------------------------------
Name:
Title:

SK 25767 0001 739068